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                                  Exhibit 10.8
                                  ------------

                            SECURED CREDIT AGREEMENT

AGREEMENT by and between SUMMIT BANK ("BANK") and Comtrex Systems Corporation ("BORROWER"), dated as set forth.

1.       DEFINITIONS

         The terms set forth below shall be defined as follows:

         1.1      "Date of Agreement" is:  July 5, 2000.
         1.2      "Borrower" means: Comtrex Systems Corporation, a corporation.
         1.3 "Borrower's Address" is: 102 Executive Drive, Suites 1,2 & 3, Moorestown, New Jersey 08057.
         1.4      "Bank's Address" is:  210 Main Street, Hackensack, New Jersey
                  07601.
         1.5 "Collateral" means all property, assets or rights that secure the payment of the Obligations, whether now owned or existing or hereafter created or acquired and the cash and noncash proceeds thereof.
         1.6      "Event of Default" means each and every event specified in
                  Section 6 of this Agreement.
         1.7 "Loan Document(s)" means any Credit Agreement, Note, Security Agreement, Mortgage or any other document heretofore, now or hereafter executed by Borrower to Bank, together with all modifications, extensions and/or renewals thereof.
         1.8 "Obligations" means all indebtedness, obligations and liabilities of Borrower to Bank of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to all loans (including any loan by modification, renewal or extension), all indebtedness including any arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Bank, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created), chargeable to Borrower or incurred by Bank under this Agreement, or any other document or instrument delivered in connection herewith or therewith.
         1.9 "Security Interest" means any transaction which creates or provides for a lien or security interest by agreement.
         1.10 "Termination Date" is September 30, 2001, unless such date is extended on one or more occasions by the Bank in its sole discretion then the last date of the last such extension.

         To the extent not defined in Section 1 (or any other Loan Document), unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings attributed to them by the Uniform Commercial Code in force in the State of New Jersey, as of the Date of Agreement, to the extent that same are used or defined therein.

         To the extent not defined in Section 1 (or any other Loan Document), unless the context otherwise requires, all accounting terms in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles as of the Date of Agreement, to the extent that same are used or defined therein.

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2.       COMMITMENTS

         Subject to the terms and conditions of the Loan Documents, Bank agrees to lend to Borrower and Borrower agrees to borrow from Bank an aggregate principal amount at any one time outstanding not to exceed $2,000,000.00 from the Date of Agreement to the Termination Date. Within such limits the Borrower may borrow, repay and re-borrow at any time or from time to time. The face amount of all commercial or standby letters of credit issued by Bank and drafts accepted by Bank for the account of Borrower is included in the aggregate principal amount. Commercial and standby letters of credit shall be issued by Bank upon receipt of Bank's standard documentation with respect thereto and subject to Bank's standard fees. The proceeds of all of the borrowing hereunder shall be used solely for working capital.

3.       REPRESENTATIONS AND WARRANTIES

         3.1 Borrower represents and warrants to Bank, and such representations and warranties shall be continuing so long as any Obligations shall remain outstanding, as follows:
         3.1.1 Borrower has the power and authority to own the Collateral, to enter into and perform the Loan Documents and to incur the Obligations. Borrower has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in those jurisdictions where the conduct of its business or the ownership of its properties requires qualification.
         3.1.2 Borrower has not changed its name, form, or structure, been the surviving entity in a merger or acquired any business; or changed the location of the Equipment, any of the Inventory, its place of business or chief executive office, its records with respect to Receivables or the location of any returns of Inventory.
         3.1.3 This Agreement and any other Loan Documents constitute valid and legally binding Obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.
         3.1.4 Borrower has filed all Federal, state and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

         3.1.5 All property owned or utilized by Borrower is in compliance and will continue to be in compliance with all requirements of all applicable environmental laws, including, without limitation, the Industrial Site Recovery Act f/k/a the Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 et seq., as amended) and the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 as amended) and a certain statute adopted by New Jersey for registration of underground storage tanks (N.J.S.A. 58:10A-21 et seq.); the Hazardous and Solid Waste Amendments of 1984 Pub. L98-616 (42 U.S.C. 699 et seq., as amended); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq., as amended) and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq., as amended); (all such Federal, state, county, municipal or other laws, ordinances or regulations are hereinafter collectively referred to as the "Environmental Laws").
         3.1.6 Borrower has good and marketable title to all of its properties and assets. The execution and performance of this Agreement and any Loan Document will not violate or result in a default or in the creation or imposition of any lien or encumbrance upon any of the assets of Borrower (immediately, with the passage of time or with the giving of notice and the passage of time) under any other contract, agreement or instrument to which Borrower is a party or by which Borrower is bound, nor will it result in the acceleration of any obligation under any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree, or in the termination of any license, franchise, lease, or permit to which Borrower is a party or by which it is bound; and it will not violate or conflict with any other restriction of any kind or character to which Borrower is subject.

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         3.1.7    Borrower incurs the Obligations herein from Bank for business purposes only and shall not incur the Obligations for personal, household or family purposes.
         3.1.8 There is no claim, loss, contingency, litigation, or proceeding whether or not pending, threatened or imminent against or otherwise affecting Borrower that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower.
         3.1.9 Borrower has complied with all applicable statutes, regulations, ordinances, court decrees or other directives of the United States of America, and all states, counties, municipalities and agencies with respect to the manufacture and sale of its goods, the rendition of its services and/or the conduct of its business.
         3.1.10 Borrower has heretofore delivered to Bank current financial statements, acceptable to Bank, which were prepared by independent certified public accountants. The financial statements were true, correct and complete and were prepared in accordance with Generally Accepted Accounting Principles, consistently applied and present fairly the financial position and results of operations of Borrower as of the date of and for the period involved. The financial statements make full and adequate provision for all obligations, liabilities, and commitments (fixed and contingent) of Borrower as of the date of the financial statements. Since the date of the financial statements, there has been no material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower.
         3.1.11 With respect to each Employee Benefit Plan maintained by Borrower, no Prohibited Transaction or Reportable Event (as defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended) has occurred and is continuing; Borrower is not subject to thirty (30) days notice to the Pension Benefit Guaranty Corporation, and Borrower will comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended.
         3.1.12 Borrower is the owner of the Collateral free and clear of all Security Interests, encumbrances or liens, except liens which arise by operation of law with respect to Obligations of Borrower which are not yet due and payable; and Borrower will defend the Collateral against all claims and demands of all persons or entities at any time claiming an interest therein.
         3.1.13 Borrower is in compliance with all requirements of the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq., including but not limited to those regulations promulgated by the Architectural and Transportation Barrier Compliance Board at 36 CFR 1191 et seq., and by the Department of Justice at 28 CFR 36 et seq.
         3.1.14   Borrower is not a "foreign person" within the meaning of
                  Section 1445(f)(3) of the Internal Revenue Code of 1986 as amended and the related Treasury Department regulations, including temporary regulations.

4.       GENERAL COVENANTS

         4.1 Borrower covenants and agrees that so long as any Obligations shall remain outstanding:
         4.1.1 Borrower shall not permit any further mortgage, pledge, grant, Security Interest in or lien or encumbrance upon any of the property, assets or rights of Borrower, except in favor of Bank and security interests securing purchase money indebtedness permitted under Section 5.1.3 hereof.
         4.1.2 Borrower shall not merge or consolidate with or sell, assign, lease or otherwise transfer or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired or arising) to, any person or entity or acquire all or substantially all the assets or the business of any person or entity;


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         4.1.3    Borrower shall continue to engage in an efficient and
                  economical manner in a business of the same general type as conducted by it on the Date of Agreement.
         4.1.4    Borrower shall furnish to Bank:
                  4.1.4.1 Within ninety (90) days after the last day of each fiscal year of Borrower, a financial statement including a balance sheet and statements of income, retained earnings and changes in financial position, each prepared in accordance with Generally Accepted Accounting Principles consistently applied, and audited by an independent certified public accountant satisfactory to Bank and a certificate in form and substance acceptable to Bank demonstrating compliance with the financial covenants set forth in Section 5 hereof;
                  4.1.4.2 Within sixty (60) days after the close of each quarter of each fiscal year of Borrower, financial statements similar to those required under paragraph 4.1.4.1, prepared by Borrower and certified by the chief financial officer of Borrower;
                  4.1.4.3 Together with the financial statements set forth in
                          Section 4.1.4.1, a letter executed by the aforesaid accountant acknowledging Bank's reliance on said financial statements and Borrower's knowledge of such reliance;
                  4.1.4.4 [Intentionally omitted]
                  4.1.4.5 Intentionally omitted]
                  4.1.4.6 Promptly and in form satisfactory to Bank, such other information as Bank may reasonably request from time to time.
         4.1.5 Borrower shall comply with all present and future laws, rules and regulations applicable to Borrower in the operation of its business and the ownership of its assets, and all material agreements to which it is subject.
         4.2      Borrower further covenants and agrees to:
         4.2.1 Promptly notify Bank of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default under this Agreement or any Loan Document and promptly inform Bank of any events or change in the financial condition of Borrower occurring since the date of the last financial statement of Borrower delivered to Bank, which individually or cumulatively when viewed in light of prior financial statements, could result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower;
         4.2.2 Maintain in good standing its corporate existence in its jurisdiction of incorporation and its status as a foreign corporation qualified to do business in those jurisdictions where Borrower is required to be qualified.
         4.2.3 Pay or deposit promptly when due all sales, use, excise, personal property, income, withholding, corporate, franchise and other taxes, assessments and governmental charges and, when requested by Bank, submit to Bank proof satisfactory to Bank that such payments and/or deposits have been made;
         4.2.4 Maintain casualty insurance coverage with an insurance company on the Collateral in such amounts and of such types as may be requested by Bank, and in any event, as are ordinarily carried by similar businesses; and, in the case of all policies insuring property in which Bank shall have a Security Interest of any kind whatsoever all such insurance policies shall contain standard lender's loss payable clauses in favor of Bank and provide that the proceeds thereof shall be payable to Bank, as its interest may appear. Borrower shall produce proof of payment of premiums for said insurance policies as Bank may reasonably request. All said policies or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with Bank; and such policies shall contain provisions that no such insurance may be canceled or decreased or amended in such manner and to such extent as prudent business judgment would dictate. If Borrower shall at any time or times hereafter fail to obtain and/or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to any



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                  such policies, Bank shall be notified within thirty (30) days of any such failure to obtain and/or maintain said policies of insurance or the failure to pay any premium when due. The Bank may, but shall not be obliged to, obtain and/or cause to be maintained insurance coverage with respect to the Collateral, including, at Bank's option, the coverage provided by all or any of the policies of Borrower and pay all or any part of the premium therefor, without waiving any Event of Default by Borrower, and any sums, including reasonable attorney fees, court costs, expenses and other charges related thereto, so disbursed by Bank shall be payable, on demand, by Borrower to Bank and shall be an additional Obligation;
         4.2.5 Notify Bank in writing within ten (10) days, of any claim, litigation, action or proceeding filed or commenced by or against Borrower that could result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower; or a material adverse occurrence, in each case, together with a complete description of the action taken or proposed to be taken with respect thereto;
         4.2.6 Permit Bank, at Borrower's expense, through Bank's authorized attorneys, accountants or representatives, to inspect the Collateral and inspect, examine and audit the books, accounts, records, ledgers and assets of every kind and description of Borrower with respect thereto at reasonable times;
         4.2.7 At any time and from time to time upon request of Bank, execute and deliver to Bank, in form and substance satisfactory to Bank, such documents as Bank shall deem necessary or desirable to perfect or maintain perfected the Security Interest of Bank in the Collateral or which may be necessary to comply with the provisions of the law of the State of New Jersey or the law of any other jurisdiction in which Borrower may then be conducting business or in which any of the Collateral may be located; and
         4.2.8 Notify Bank in writing immediately of any amendments or other changes to any by-laws, articles of incorporation, or any other document (or other arrangement, whether or not in writing) governing the organization or operation of Borrower or the respective interests of its shareholders.

5.        FINANCIAL COVENANTS

         5.1 Borrower covenants and agrees that so long as any Obligations shall remain outstanding Borrower shall:
         5.1.1 Maintain a Current Ratio of greater than 1.50:1 as of the end of each fiscal quarter;
         5.1.2 Maintain a Tangible Net Worth of greater than $2,000,000.00 as of March 31, 2000. Thereafter, minimum Tangible Net Worth to increase by 50% of annual net income as of each fiscal year end;
         5.1.3 Not incur any indebtedness from any source other than Bank, except normal trade debts and accruals in the ordinary course of business, and capital expenditures of up to $100,000.00;;
         5.1.4 Maintain a ratio of Total Liabilities to Tangible Capital Funds of less than 1.75:1 as of the end of each fiscal quarter; and
         5.1.5 Not permit its Debt Service Coverage Ratio to be less than 1.25:1. "Debt Service Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization less capital expenditures (including capital leases) divided by the sum of scheduled principal and interest payments (including periodic payments to Bank hereunder) plus taxes plus current portion of long term debt. All calculations of Debt Service Coverage Ratio shall be on a rolling trailing four quarter basis at the end of each fiscal quarter.

6.       EVENTS OF DEFAULT AND ACCELERATION

         6.1 The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:
         6.1.1 Failure to pay any principal, interest or any of the Obligations as and when due;

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         6.1.2    Failure to perform or observe any covenant, term or agreement herein set forth or set forth in any Loan Document;
         6.1.3 Any representation or warranty made or deemed made by the Borrower herein or in any Loan Document or which is contained in any certificate, document, opinion or other statement furnished now or at any time shall prove to be incorrect in any material respect on or as of the date made or deemed to be made;
         6.1.4 Failure to pay or perform any Obligation of any Borrower to Bank, whether by maturity or acceleration, set forth herein or in any Loan Document;
         6.1.5    [Intentionally omitted]
         6.1.6 A proceeding being filed or commenced against Borrower for dissolution or liquidation; or any Borrower voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; insolvency of Borrower, or Borrower fails to pay its debts as they become due in the ordinary course of business; or a creditor's committee is appointed for the business of Borrower, or Borrower makes an assignment for the benefit of creditors, or a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors is filed by Borrower; or Borrower applies for or permits the appointment of a receiver or trustee for any or all of its property, assets or rights, or any such receiver or trustee shall have been appointed for any or all of its property, assets or rights; or any of the above actions or proceedings whatsoever are commenced by or against any other party liable for the Obligations;
         6.1.7 Any attachments, liens or additional Security Interests being placed upon any of the Collateral;
         6.1.8 Acquisition at any time or from time to time of title to the whole or any part of the Collateral by any person, partnership or corporation other than Borrower;
         6.1.9 Any final judgment, order or decree rendered against Borrower exceeding $25,000 and remaining undischarged, unstayed or outstanding against Borrower for a period of thirty (30) days;
         6.1.10 Any investigation undertaken by any governmental entity or if any indictment, charge or proceeding is filed or commenced, whether criminal or civil, pursuant to Federal or state law against Borrower for which forfeiture of any of the property or assets of Borrower is a penalty;
         6.1.11 Any Reportable Event occurs or if any Employee Benefit Plan is terminated or Bank reasonably believes that such plan may be terminated pursuant to and as defined in the Employee Retirement Income Security Act of 1974, as amended;
         6.1.12   [Intentionally omitted]
         6.1.13   [Intentionally omitted]
         6.2 If any Event of Default shall occur under Sections 6.1.1, 6.1.2, 6.1.4, or 6.1.7 and shall continue for ten (10) days after Borrower is notified of the occurrence of such event or if any Event of Default shall occur under section 6.1.3, 6.1.5, 6.1.6, or 6.1.8 thru 6.1.11, then or at any time thereafter, while such Event of Default shall continue, Bank may declare all Obligations to be due and payable, without notice, protest, presentment, dishonor or demand, all of which are hereby expressly waived by Borrower.

7.       RIGHTS AND REMEDIES

         Bank shall have the following rights and remedies:

         7.1 Upon an Event of Default, Bank, and any officer or agent of Bank is hereby constituted and appointed as true and lawful attorney-in-fact of Borrower with power:
         7.1.1 To endorse the name of Borrower upon any instrument of payment (including payments made under any policy of insurance) that may come into possession of Bank in full or part payment of any Obligation;
         7.1.2 To sign and endorse the name of Borrower upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against account debtors or other obligors;

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         7.1.3    To notify the post office authorities to change the address for delivery of mail of Borrower to an address designated by Bank and to receive, open and dispose of all mail addressed to Borrower;
         7.1.4 To sign the name of Borrower upon any Local, State or Federal agency information release form including but not limited to Tax Information Authorization Form 8821 of the Internal Revenue Service;
         7.1.5 To sell, assign, sue for, collect or compromise payment of all or any part of the Collateral in the name of Borrower, or in its own name, or make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations;
         7.1.6 To do any and all things necessary to exercise its rights and remedies as fully and effectually as Borrower might or could do but for this appointment, together with full power of substitution (Borrower hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof). Neither Bank nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any Obligations shall remain outstanding.
         7.1.7    [Intentionally omitted]
         7.2 As to any amount past due, Bank shall have the right to setoff, without notice to Borrower, any and all deposits or other sums at any time or times credited by or due from Bank to Borrower, whether in a special account or other account or represented by a certificate of deposit (whether or not matured) which deposits and other sums shall at all times constitute additional security for the Obligations and may be set-off against all or any part of the Obligations at any time. Borrower does hereby authorize Bank and any other member of Summit Bancorp on behalf of Bank to likewise setoff without notice, any or all deposits or other sums on behalf of Bank, hereby granting to all such members of Summit Bancorp as necessary to effectuate the foregoing, a lien on and a security interest in and to such deposits or other sums.
         7.3 Bank shall have, in addition to any other rights and remedies contained herein, and in any Loan Document, all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of New Jersey, as of the Date of Agreement, and all rights and remedies available at law or in equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.
         7.4 Any notice required to be given by Bank of a sale or other disposition of the Collateral or other intended action by Bank made in accordance with the terms herein or any Loan Document at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action.
         7.5 If at any time Bank determines that any applicable law, regulation, condition or directive, or the interpretation of any thereof, relating to capital adequacy (including but not limited to, any request, guideline or policy, whether or not having the force of law and including but not limited to, any regulation promulgated by the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof, or any change in any of the foregoing, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of Bank's obligations under this Agreement to a level below that which Bank would have achieved but for such law, regulation, condition, directive, interpretation or change (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time Borrower shall pay to Bank on demand such additional amount(s) as will compensate Bank for such reduction.

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         7.5.1    Bank will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to Section 7.5. A certificate or notice from Bank claiming compensation under
                  Section 7.5 and setting forth the additional amount(s) to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods.
         7.5.2 Borrower's failure to pay such additional amount(s), shall result in Borrower becoming liable for the difference between the actual return achieved and what Bank had expected to achieve and shall become a part of Borrower's Obligations herein secured by the Collateral.
         7.6 In the event that Borrower's credit relationship with Bank is rated substandard or lower on Bank's rating system(s), all of which ratings shall be in Bank's absolute and sole discretion, Borrower shall pay to Bank, upon receipt of notice from Bank to such effect, an additional 1% per annum in excess of each payment to be made under this Agreement and any other Loan Document until such rating is upgraded to above substandard. Borrower's failure to pay such additional amount(s) shall become a part of Borrower's Obligations payable on demand and secured by the Collateral.

8.       GENERAL PROVISIONS

         8.1 The failure of Bank at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained herein or in any Loan Document shall not waive, affect or diminish any right of Bank at any time or times thereafter to demand strict performance thereof. No rights of Bank hereunder or in any Loan Document shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Bank and directed to Borrower specifying such waiver. No waiver by Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.
         8.2 Any demand or notice required or permitted to be given hereunder or in any Loan Document shall be deemed effective when deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, addressed to Bank, ATTN: Branch Manager, at Bank's Address or to Borrower at Borrower's Address, as applicable, or to such other address as may be provided by the party to be notified, on ten (10) days prior written notice to the other party.
         8.3 Any notice required to be given by Bank made in accordance with the terms herein or any Loan Document at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action.
         8.4 This Agreement and the Loan Documents contain the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.
         8.5 Borrower shall not hold Bank liable due to any action or failure to act by Bank herein or in any Loan Document except for any action or failure to act as a result of Bank's gross negligence or willful misconduct. This provision shall survive the termination or expiration of this Agreement or any Loan Document and the repayment in full of Borrower's Obligations.
         8.6 Wherever possible, each provision herein or in any Loan Document shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Agreement or any Loan Document be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement or any Loan Document. Furthermore, the entirety of this Agreement or any Loan Document shall continue in full force and effect in all other jurisdictions and said remaining portions herein or in any Loan Document shall continue in full force and effect in the subject jurisdiction as if this Agreement or any Loan Document had been executed with the invalid portions thereof deleted.

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


         8.7 In the event Bank seeks to take possession of any or all of the Collateral by court process, Borrower hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover.
         8.8 The provisions of this Agreement or any Loan Document shall be binding upon and shall inure to the benefit of the heirs, personal representatives, administrators, successors and assigns of Bank and Borrower; provided, however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder or in any Loan Document without the prior written consent of Bank.
         8.9 This Agreement or any Loan Document is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of New Jersey and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said State.
         8.10 If, prior hereto and/or at any time or times hereafter, Bank shall employ counsel in connection with the execution and consummation of the transactions contemplated herein or in any Loan Document or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement or any Loan Document, or to enforce any rights of Bank hereunder or in any Loan Document, whether before or after the occurrence of any Event of Default, or to collect any of the Obligations then, in any of such events, Borrower agrees to pay attorney fees, (whether or not such attorney is a regularly salaried employee of Bank, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created), not to exceed 20% of the Obligations, which shall be deemed reasonable and any expenses, costs and charges relating thereto, and such shall be part of the Obligations payable on demand and secured by the Collateral.
         8.11 With respect to all or any part of the Obligations, in the event that Bank seeks to enter into a participation, intercreditor and/or assignment agreement, then Borrower hereby authorizes Bank to release all or part of any financial or credit information provided by Borrower to Bank to any other bank or financial institution without notice.
         8.12     Each reference herein or in any Loan Document to Bank shall be deemed to include its successors and assigns, and each
                  reference to Borrower and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, and shall be deemed to include the heirs, personal representatives, administrators, successors and assigns of Borrower, all of whom shall be bound by the provisions hereof or in any Loan Document. The term "Borrower" as used herein shall, if this Agreement or any Loan Document is signed by more than one Borrower, mean, unless this Agreement or any Loan Document otherwise provides or unless the context otherwise requires, the "Borrower" and each of them and each and every representation, promise, agreement and undertaking shall be joint and several, except that the granting of the Security Interest, right of set-off and lien shall be by each Borrower in and to its several respective properties.
         8.13 The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement or any Loan Document.

9.       ASSIGNMENT BY BANK

         Bank may from time to time without notice to Borrower, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the Collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or the Collateral therefor shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. Bank shall have an unimpaired right to enforce this Agreement for its benefit to that portion of the Obligations as Bank has not sold, assigned, transferred or otherwise disposed of.


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

==============================================================================

10.      WAIVER OF JURY TRIAL

         BORROWER WAIVES TRIAL BY JURY AND CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON COURTS OF THE STATE OF NEW JERSEY OR OF THE FEDERAL GOVERNMENT, AND EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE ON BORROWER BY MAILING A COPY OF THE SUMMONS TO BORROWER AT BORROWER'S ADDRESS. BANK LIKEWISE WAIVES TRIAL BY JURY.

==============================================================================


WITNESS:                                  BORROWER  Comtrex Systems Corporation


/s/                                        /s/
--------------------------------------     ------------------------------------
Name:  Kenneth J. Gertie                   Jeff Rice, President



ATTEST:                                    SUMMIT BANK


                                           /s/
--------------------------------------     ------------------------------------
                                           Dennis Wasilewski, Vice President



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